                                                                   Exhibit 10.43


                                                                         Page
                                                              [Execution Copy]





         ************************************************************




                        SLT MEXICO, S. de R.L. de C.V.

                                      and

                        SLT REALTY LIMITED PARTNERSHIP

                                      and

                            STARWOOD LODGING TRUST

                         -----------------------------



                               CREDIT AGREEMENT


                          Dated as of August 18, 1997


                        ------------------------------



                    BANCOMER, S.A., Cayman Islands Branch,
                                   as Agent





         ************************************************************

                               TABLE OF CONTENTS

      This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           Page

Section 1.  Definitions and Accounting Matters...............................2
      1.01  Certain Defined Terms............................................2
      1.02  Accounting Terms and Determinations.............................22

Section 2.  Commitments, Loans, Notes and Prepayments.......................22
      2.01  Loans...........................................................22
      2.02  Borrowings......................................................22
      2.03  Lending Offices.................................................22
      2.04  Several Obligations; Remedies Independent.......................22
      2.05  Notes...........................................................23
      2.06  Optional Prepayments............................................23
      2.07  Mandatory Prepayments...........................................23

Section 3.  Payments of Principal and Interest..............................23
      3.01  Repayment of Loans..............................................23
      3.02  Interest........................................................23

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.................24
      4.01  Payments........................................................24
      4.02  Pro Rata Treatment..............................................24
      4.03  Computations....................................................25
      4.04  Minimum Amounts.................................................25
      4.05  Certain Notices.................................................25
      4.06  Non-Receipt of Funds by the Agent...............................25
      4.07  Sharing of Payments, Etc........................................26

Section 5.  Yield Protection, Etc...........................................27
      5.01  Additional Costs................................................27
      5.02  Illegality......................................................28
      5.03  Taxes...........................................................29
      5.04  Compensation....................................................31
      5.05  Replacement of Lenders.  .......................................31

Section 6.  Guarantee.......................................................32



                                      (2)

                                                                           Page


      6.01  The Guarantee...................................................32
      6.02  Obligations Unconditional.......................................32
      6.03  Reinstatement...................................................34
      6.04  Subrogation.....................................................34
      6.05  Remedies........................................................35
      6.06  Continuing Guarantee............................................35
      6.07  Waiver of Civil Articles........................................35

Section 7.  Conditions Precedent............................................35

Section 8.  Representations and Warranties..................................39
      8.01  Corporate Existence.............................................39
      8.02  Financial Condition.............................................40
      8.03  Litigation......................................................40
      8.04  No Breach.......................................................41
      8.05  Action..........................................................41
      8.06  Approvals.......................................................41
      8.07  Legal Form......................................................41
      8.08  Ranking.........................................................42
      8.09  Taxes...........................................................42
      8.10  Commercial Activity; Absence of Immunity........................42
      8.11  Material Agreements and Liens...................................42
      8.12  Solvency........................................................42
      8.13  Subsidiaries, Etc...............................................42
      8.14  True and Complete Disclosure....................................43
      8.15  ERISA...........................................................43
      8.16  Licenses........................................................44
      8.17  Assets of the Trust.............................................44
      8.18  REIT Status.....................................................44
      8.19  Stock...........................................................44
      8.20  Operations......................................................44
      8.21  Environmental Matters...........................................44

Section 9.  Covenants of the Obligors.  ....................................46
      9.01  Financial Statements Etc........................................46
      9.02  Litigation......................................................48
      9.03  Existence, Etc..................................................48
      9.04  Insurance.......................................................49
      9.05  Prohibition of Fundamental Changes..............................52
      9.06  Limitation on Liens.............................................52
      9.07  Indebtedness....................................................53
      9.08  Investments.....................................................53



                                      (3)

                                                                           Page



      9.09  Payout Ratios...................................................54
      9.10  Debt Service Coverage Ratio.....................................54
      9.11 Combined Debt Service Coverage Ratio.............................55
      9.12  Tangible Net Worth..............................................55
      9.13  Capital Expenditures............................................55
      9.15  Subordinated Indebtedness.......................................55
      9.16  Lines of Business...............................................55
      9.17  Transactions with Affiliates....................................55
      9.18  Use of Proceeds.................................................56
      9.19  Certain Obligations Respecting Subsidiaries.....................56
      9.20  Compliance with ERISA...........................................56
      9.21  Modifications of Certain Documents..............................57

Section 10.  Events of Default..............................................57

Section 11.  The Agent......................................................62
      11.01  Appointment, Powers and Immunities.............................62
      11.02  Reliance by Agent..............................................62
      11.03  Defaults.......................................................63
      11.04  Rights as a Lender.............................................63
      11.05  Indemnification................................................63
      11.06  Non-Reliance on Agent and Other Lenders........................64
      11.07  Failure to Act.................................................64
      11.08  Resignation of Agent...........................................64
      11.09  Consents under Other Basic Documents...........................64

Section 12.  Miscellaneous..................................................65
      12.01  Waiver.........................................................65
      12.02  Notices........................................................65
      12.03  Expenses.......................................................65
      12.04  Indemnification................................................66
      12.05  Amendments, Etc................................................66
      12.06  Successors and Assigns.........................................67
      12.07  Assignments and Participations.................................67
      12.08  Survival.......................................................68
      12.09  Captions.......................................................68
      12.10  Counterparts...................................................68
      12.11  Judgment Currency..............................................68
      12.12  Governing Law..................................................69
      12.13  Jurisdiction; Service of Process; Venue........................69
      12.15  Waiver of Jury Trial...........................................70
      12.16  The Trustee of the Trust.......................................70


                                      (4)

      12.17  Use of English Language........................................71

SCHEDULES:

Schedule 1.01
Schedule 8.11
Schedule 8.15
Schedule 8.17
Schedule 8.20
Schedule 8.21

EXHIBIT A   - Form of Note
EXHIBIT B-1 - Form of SLC Mexico Pledge Agreement
EXHIBIT B-2 - Form of SLT Realty Pledge Agreement
EXHIBIT B-3 - Form of Mortgage
EXHIBIT C-1 - Form of Opinion of Mexican Counsel to the Obligors
EXHIBIT C-2 - Form of Opinion of New York Counsel to the Obligors
EXHIBIT D -   Step Plan


                                      (5)

      CREDIT AGREEMENT, dated as of August 18, 1997 (as amended, modified or amended and restated from time to time, this "Agreement") among:

            (a) SLT MEXICO, S. de R.L. de C.V., a corporation duly organized and validly existing under the laws of Mexico (the "Company");

            (b) SLT REALTY LIMITED PARTNERSHIP, a limited partnership organized under the laws of Maryland ("SLT");

            (c) STARWOOD LODGING TRUST, a real estate investment trust organized under the laws of Maryland, (the "Trust", and, together with SLT, the "Guarantors"; and the Guarantors collectively with the Company, the "Obligors");

            (d) each of the lenders that is a signatory hereto identified under the caption "Lenders" on the signature pages hereto or that, pursuant to
     Section 12.07(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and

            (e) BANCOMER, S.A., Cayman Islands Branch, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

      WHEREAS, SLC Mexico, S.A. de C.V. ("SLC Mexico"), a Subsidiary of SLC (defined herein) will be acquiring certain hotel properties from Desarrollos Turisticos Regina, S. de R.L. de C.V. ("DTB") pursuant to the First Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of June 25, 1997, by and between Bancomer S.A., Institucion de Banca Multiple, Grupo Financiero, DTB, Club Regina Resorts, Inc. and CR Hotel Acquisition Company LLC (the "Acquisition");

      WHEREAS, in order to consummate the Acquisition (as well as certain other transactions), a Step Plan (the "Step Plan") (attached hereto as Exhibit D) has been devised by the parties hereto, as well as certain other parties, which Step Plan details the interim transactions required to occur prior to or concurrent with the Acquisition;

      WHEREAS, after giving effect to the interim transactions contemplated by the Step Plan, SLC Mexico will have formed the following three Wholly Owned Subsidiaries (each, a "Hotel Company"):

      (i) Promotora Turistica Nizuc, S.A. de C.V., which, upon the consummation of the Acquisition will be renamed "Starwood Cancun, S. de R.L. de C.V." ("Nizuc"), the principal asset of which is the Westin Regina Cancun;

      (ii) Promotora y Desarrolladora Pacifico, S.A. de C.V., which, upon the consummation of the Acquisition will be renamed "Starwood Puerto Vallarta,
      S. de R.L. de C.V." ("Prodepa"), the principal asset of which is the Westin Regina

      Vallarta; and

      (iii) Desarrollos Turisticos Integrales Cabo San Lucas, S.A. de C.V., which, upon the consummation of the Acquisition will be renamed "Starwood Cabo San Lucas, S. de R.L. de C.V." ("DTI Los Cabos"), the principal asset of which is the Westin Regina Los Cabos;

      WHEREAS, after giving effect to the interim transactions contemplated by the Step Plan, Bancomer S.A., Institucion de Banca Multiple, Grupo Financiero will have sold 100% of the capital stock of DTB (the principal remaining asset of which will be 50% of the equity interest of Corporacion Habitacional Mexicana, S.A. de C.V. to DTB Acquisition Sub, S. de R.L. de C.V., which, upon the consummation of the Acquisition, will be renamed "Corporacion Habitacional Mexicana, S. de R.L. de C.V." ("CHM");

      WHEREAS, upon the consummation of the Acquisition, each Hotel Company (Nizuc, Prodepa, DTI Los Cabos) will be a Wholly Owned Subsidiary of SLC Mexico, and CHM will be 50% owned by SLC Mexico;

      WHEREAS, the aggregate purchase price payable by the Hotel Companies and SLC Mexico upon the consummation of the Acquisition will be approximately U.S.$132,750,000;

      WHEREAS, in order to finance the Acquisition, the Obligors have requested that the Lenders make loans to the Company in an aggregate principal amount not exceeding U.S.$118,750,000, the proceeds of which shall in turn be loaned by the Company on terms satisfactory to the Lenders to the Hotel Companies (each such loan to each such Hotel Company is referred to as an "Acquisition Loan");

      WHEREAS, approximately U.S.$14,000,000 will be contributed by a direct or indirect parent of SLC Mexico to the common equity of SLC Mexico in order to finance the balance of the aggregate purchase price not financed indirectly by the loans made hereunder (the "Capital Contribution");

      WHEREAS, the Lenders are willing to make such loans on the terms and conditions of this Agreement and, accordingly, the parties hereto agree as follows:

      Section 1.  Definitions and Accounting Matters.

      1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

      "Acquired Property" shall mean, with respect to each Hotel Company, all real estate held by such Hotel Company after giving effect to the Acquisition, including, but not limited to, the real property and improvements on which the Westin Regina Cancun, the Westin Regina Los Cabos and the Westin Regina Vallarta are located.

      "Acquisition" shall have the meaning set forth in the first recital.

      "Acquisition Loan" shall have the meaning set forth in the seventh recital.

      "Acquisition Documents" shall have the meaning set forth in Section 7(b) hereof.

      "Adjusted EBITDA" shall mean, for any period, with respect to any Person, the lesser of:

            (a) Operating Lease Payments received by such Person and such Person's Subsidiaries for all Hotel Assets for such period, less the aggregate FF&E Reserves, property taxes, insurance premiums, and other expenses paid or incurred by such Person or such Person's Subsidiaries for such period and

            (b) Adjusted NOI in respect of such Person's and such Person's Subsidiaries' Hotel Assets, calculated on a combined basis.

      "Adjusted NOI" shall mean, with respect to any Hotel Assets and, with respect to any Hotel managed by SLC and not owned by SLC or SLT or any of their Subsidiaries, for any period, the Net Operating Income for such Hotel Assets for such period, less the FF&E Reserve for such Hotel Assets for such period.

      "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "Agent" shall have the meaning set forth in the preamble.

      "Agent's Account" shall mean account no. 400-001942 of Bancomer, S.A. maintained at The Chase Manhattan Bank (ABA No. 021000021), or such other account at such other bank in New York City as the Agent shall specify from time to time to the Company and the Lenders.

      "Available Cash Amount" shall mean, with respect to Available Cash Balances, as of the date of determination, the combined Dollar amount of such Available Cash Balances minus trade payables outstanding for more than 60 days.

      "Available Cash Balances" shall mean, with respect to any Person, unrestricted Cash and Cash Equivalents of such Person and such Person's Subsidiaries.

      "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

      "Basic Documents" shall mean, collectively, this Agreement, the Notes and the Security Documents.

      "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and Mexico and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Capital Expenditures" shall mean, with respect to any Person, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations) made by such Person and any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP or, as the case may be, generally accepted accounting principles applied by the Company.

      "Capital Contribution" shall have the meaning set forth in the eighth recital.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash" shall mean coin or currency of the government of the United States of America.

      "Cash and Cash Equivalents" shall mean any or a combination of (i) Cash and (ii) U.S. Government Obligations.

      "Change in Control" shall mean (i) the Trust shall fail to be the general partner of SLT, or (ii) the Corporation shall fail to be the general partner of SLC, or (iii) SLC shall fail to own and control, directly or indirectly, at least 66-2/3% of the issued and outstanding shares of capital stock of any Hotel Company (on a fully diluted basis), or (iv) the death, incapacitation, dismissal or departure of Barry Sternlicht and replacement management acceptable to the Majority Lenders not having been appointed by the SLT and the Trust within 180 days of the event referred to above. "Control" shall have the meaning set forth in the definition of "Affiliate".

      "CHM" shall have the meaning set forth in the fourth recital.

      "Closing Date" shall mean the date upon which the Loans hereunder are made.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

      "Combined Debt Service Coverage Ratio" shall mean, at the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (i) EBITDA of SLT and SLC for such period less the FF&E Reserve, over

            (ii) all Debt Service of SLT and SLC for such period (other than scheduled balloon maturity payments in respect of Indebtedness that are not past due);

provided, that for the purposes of this calculation, (i) payments required to be made by SLT and the Trust in respect of Operating Leases and (ii) Indebtedness between (a) SLT and the Trust and their Subsidiaries, and (b) SLC and the Corporation and their Subsidiaries, shall be excluded.

      "Commitment" shall mean, for each Lender, the obligation of such Lender to make a single Tranche A Loan and a single Tranche B Loan in an aggregate amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment". The original aggregate principal amount of the Commitments is U.S. $118,750,000.

      "Commitment Termination Date" shall mean August 19, 1997.

      "Company" shall have the meaning set forth in the preamble.

      "Contingent Obligation" as to any Person shall mean any obligation of such

Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capital Lease Obligations), dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

      "Corporation" shall mean Starwood Lodging Corporation, a corporation organized under the laws of the State of Maryland.

      "Debt Service" shall mean, with respect to any Person for any period, the sum (without duplication) of (a) Interest Expense of such Person for such period, plus (b) scheduled principal amortization of Indebtedness (other than the scheduled balloon maturity payments in respect of Indebtedness that are not past due) of such Person for such period (whether or not such payments are made), plus (c) preferred stock dividends required to be made during such period, plus (d) the amount of scheduled lease payments with respect to leasehold interests or obligations of the respective Person.

      "Debt Service Coverage Ratio" shall mean, at the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (i) EBITDA of SLT and the Trust for such period, over

            (ii) all Debt Service of SLT and the Trust for such period (other than scheduled balloon maturity payments in respect of Indebtedness that are not past due).

      "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "Distribution" shall mean any dividends (other than dividends payable solely in common stock), distributions, return of capital to any stockholders, general or limited partners or member, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock), any general or limited partnership interest, or the setting aside of funds for any of the foregoing.

      "Dollars" and "U.S.$" shall mean lawful money of the United States of America.

      "DTB" shall have the meaning set forth in the first recital.

      "DTI Los Cabos" shall have the meaning set forth in the third recital.

      "EBITDA" shall mean, with respect to any Person, for any applicable period, the sum (without duplication) of

            (a)  Net Income (Loss),

plus

            (b) the amount deducted, in determining Net Income (Loss) , representing amortization,

plus

            (c) the amount deducted, in determining Net Income (Loss), of all income taxes (whether paid or deferred) of such Person and its Subsidiaries,

plus

            (d) the amount deducted, in determining Net Income (Loss), for Interest Expense,

plus

            (e) the amount deducted, in determining Net Income (Loss), representing depreciation of assets.

      "Employee Benefit Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (i) that is maintained by any Obligor or (ii) with respect to which any such person has any obligation or liability, whether direct or indirect; provided, however, that "Employee Benefit Plan" shall not include any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Laws" shall mean any and all present and future United States Federal, state, local and Mexican laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with all rules and regulations promulgated thereunder.

      "ERISA Controlled Group" shall mean any corporation or entity or trade or business or person that is a member of any group described in Section 414(b),
(c), (m) or (o) of the Code of which an Obligor is a member.

      "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

      "Eurodollar Rate" shall mean, with respect to any Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London interbank offered rate for Dollar deposits having a term comparable to the duration of such Interest Period and an in amount equal to or greater than U.S.$1,000,000.

      "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

      "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged on such Business Day on such transactions as determined by the Agent.

      "FF&E Reserve" shall mean, for any Person (or with respect to any Hotel) for any period, a reserve equal to four percent (4%) of Gross Revenues from any Hotel owned by such Person (or from such Hotel), for such Period, plus for any person, such Person's pro rata share of any FF&E Reserve for any Hotel owned by such Person's Unconsolidated Entities.

      "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

      "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1997 Fiscal Year") refer to the Fiscal Year ending on the December 31st occurring during such calendar year.

      "Funds From Operations" shall mean, with respect to any Person, consolidated Net Income (Loss) before extraordinary items, determined in accordance with GAAP for such Person, plus, to the extent deducted in determining Net Income (Loss) and without duplication,

            (i) gains (or losses) from debt restructuring and sales of property,

            (ii) non-recurring charges,

            (iii) provisions for losses,

            (iv) real estate related depreciation and amortization (which shall include amortization of financing costs on a basis consistent with the preparation of such Person's quarterly and annual financial statements), and

            (v) amortization of organizational expenses less, to the extent included in determining Net Income (Loss), (a) non-recurring income and
      (b) equity income (loss) from Unconsolidated Entities less the proportionate share of funds from operations of such Unconsolidated Entities, which adjustments shall be calculated on a consistent basis.

      "GAAP" shall mean generally accepted accounting principles in the United States as in effect on December 31, 1996.

      "Gross Revenues" shall mean, with respect to any Hotel Asset for any period, all income, rents, room rates, additional rents, revenues, issues and profits and other items, including without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, meeting rooms, bars, mini-bars, banquet rooms, recreational facilities, vending machines and concessions derived from the customary operation of such Hotel Asset.

      "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

      "Guarantors" shall have the meaning set forth in the preamble.

      "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

      "Hospitality Business" shall mean the business of owning, operating, franchising, and/or managing, directly or indirectly, full or limited service hotel properties.

      "Hotel" shall mean any Real Estate or Lease comprising an operating facility offering hotel or other lodging services.

      "Hotel Assets"  shall mean, with respect to (and without duplication):

                  (1) SLT and its Subsidiaries, with respect to the following types of assets:(i) Hotels owned by SLT and its Subsidiaries and leased by SLT or its Subsidiaries to SLC or its Subsidiaries, and
            (ii) Investments in Hotels held by SLT and its Subsidiaries; and

                  (2) SLC and its Subsidiaries, with respect to the following types of assets: (i) Hotels owned by SLC and its Subsidiaries, subject to a mortgage held by SLT or its Subsidiaries; and (ii) Investments in Hotels made by SLC and its Subsidiaries; and

                  (3) with respect to any of the foregoing Persons, Management
            Contracts and franchise agreements, to the extent of such Person's interest therein.

      "Hotel Company" shall have the meaning set forth in the third recital.

      "Hotel Construction" shall mean, at any time, up to four full service Hotel projects (it being understood that one Hotel project may include multiple facilities) under construction, having an aggregate construction cost at any time of no more than $350,000,000, as certified to the Lenders by SLT in the compliance certificate required to be delivered pursuant to Section 9.01 hereof.

      "Indebtedness"of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding amount drawn and unpaid under all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all Unfunded Benefit Liabilities of such Person, (vii) all actual payment obligations of such Person under any Interest Rate Protection Agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (viii) all indebtedness and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capital Lease Obligations, (xi) all final, non-appealable judgments or decrees by a court or courts of competent jurisdiction entered against such Person (except to the extent that the amounts payable in respect of such judgments are insured), (xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, and (xiii) such Person's pro rata share of any indebtedness described above of an Unconsolidated Entity; (xiv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

      "Interest Expense" shall mean, with respect to any Person for any Fiscal Quarter, the aggregate consolidated cash interest expense of such Person and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP.

      "Interest Period" shall mean, with respect to any Loan, each period commencing on the date such Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing, each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

      "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

      "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

      "Lease" shall mean, with respect to any Person or such Person's Subsidiaries, a leasehold estate in real property owned by such Person, such Person's Subsidiary as lessee.

      "Lenders" shall have the meaning set forth in the preamble.

      "Lending Office" shall mean, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office at which its Loans are to be made and maintained.

      "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

      "Loans" shall mean, collectively, the Tranche A Loans and the Tranche B Loans.

      "Majority Lenders" shall mean Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Loans or, if the Loans shall not have been made, at least 66-2/3% of the Commitments.

      "Management Contract" shall mean any management agreement between the owner of a Hotel and the entity hired to manage and operate such Hotel.

      "Margin" shall mean 1.69% per annum.

      "Market Capitalization" shall mean at any time (and without duplication), with respect to any Person and, with respect to each of the following types of assets of a Person and such Person's Subsidiaries, the aggregate value thereof to be calculated as follows:

      (a) For Hotel Assets owned or leased for four (4) Fiscal Quarters or more, Adjusted EBITDA on a consolidated basis from such Hotel Assets for the preceding twelve (12) months divided by ten percent (10%);

      (b) For Hotel Assets and Hotel Construction owned or leased for less than four (4) Fiscal Quarters, ninety-five percent (95%) of the Total Investment in such Hotel Assets or in such Hotel Construction;

      (c) For Mortgage Loans, eighty-five percent (85%) of the unpaid principal balances thereof;

      (d)   For Available Cash Balances, the Available Cash Amount;

      (e) For Undeveloped Land and assets in businesses other than the Hospitality Business, eighty-five percent (85%) of the Total Investment, as approved by the Lenders, in such Undeveloped Land and such non-Hospitality Business assets;

      (f) For Stock Acquisitions, the lesser of (i) such Person's or such Person's Subsidiary's cost basis in such Stock or (ii) ninety-five percent (95%) of the market value of such Stock at the time of determination; and

      (g) For Hotels managed and not owned and for which such Person has a management contract having a remaining term of 12 months or more, two hundred and fifty percent (250%) of the net income of such Person derived during the most recent 12-month period from management contracts for such Hotels;

      provided, however, that

       (1) the value attributable to Hotels owned by Unconsolidated Entities shall be calculated by reference to such Person's ownership percentage of the applicable Unconsolidated Entity (and otherwise in accordance with the above criteria); and

      (2) in no event shall more than (i) twenty-five percent (25%) of SLT's Market Capitalization be attributable to Hotels owned by Unconsolidated Entities and (ii) ten percent (10%) of SLT's Market Capitalization be attributable to Available Cash Balances.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Trust, SLT and their Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans.

      "Maturity Date" shall mean:

      (i) with respect to Tranche A Loans, (a) the Business Day which is the nine-month anniversary of the Commitment Termination Date, or (b) such earlier date on which the Loans are due pursuant to Section 10 hereof, and

      (ii) with respect to Tranche B Loans, the Business Day which is the nine-month anniversary of the Commitment Termination Date, subject to possible extension, as provided in the Side Letter, or (b) such earlier date on which the Loans are due pursuant to Section 10 hereof.

      "Mexico" shall mean the United Mexican States.

      "Mexican Taxes" shall mean all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by Mexico or any political subdivision or taxing authority thereof or therein, or by any federation or association of or with which Mexico may be a member or associated, on or in respect of this Agreement, the Loans, the Notes, the other Basic Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof.

      "Mortgage" shall mean each Mortgage executed by a Hotel Company in favor of the Company in connection with the Acquisition and delivered to the Agent, in each case substantially in the form of Exhibit B-3 hereto and covering the respective properties identified in Schedule 1.01 hereto.

      "Mortgage Loan" shall mean, with respect to any Person, each mortgage loan now or hereafter owned by such Person or its Subsidiaries the obligor of which is not in default under such Loan, which Loan is evidenced by a mortgage note and secured by Mortgage Note Security Documents.

      "Mortgage Note" shall mean, with respect to each Acquisition Loan, the note duly executed and delivered by the applicable Hotel Company in favor of the Company, which note is being delivered to the Agent and is secured by a Mortgage on the corresponding Acquired Property.

      "Mortgage Note Security Documents" shall mean, with respect to each mortgage note owned by any Person, all presently existing or hereafter acquired loan agreements, installment land sale contracts, mortgages, deeds of trust, assignments for security or absolute assignments of rents and leases, financing statements, fixture filings, security agreements, pledges, deposit account pledge agreements, collateral assignments (including any collateral assignments of any management contracts or franchise agreements), guaranties, letters of credit, credit supports, keep well agreements or other agreements or undertakings from any person to or in favor of such Person or its Subsidiaries and securing or supporting the repayment of indebtedness or performance of any other obligation under the applicable mortgage note or any

Mortgage Note Security Documents and all amendments, modifications, supplements, substitutions and restatements of any of the foregoing.

      "Multiemployer Plan" shall mean a "pension plan" as defined in Section 3(2) of ERISA which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Net Available Proceeds" shall mean, with respect to an equity offering, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such equity offering net of reasonable expenses incurred by the applicable Obligor in connection therewith.

      "Net Income (Loss)" shall mean, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

      "Net Operating Income" shall mean, with respect to any Hotel Asset for any period, the sum of the following (without duplication) (a) the Gross Revenues derived from the customary operation of such Hotel Assets during such period, less Operating Expenses attributable to such Hotel Asset for such period, and shall include only the Gross Revenues and other such income actually received and earned, in accordance with GAAP, attributable to such Hotel Asset during the twelve (12) month period ending at the end of the calendar month for which the Net Operating Income is being calculated, as set forth on operating statements satisfactory to Lender. Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate and in accordance with the Uniform System of Accounts; provided, that "Net Operating Income" shall exclude (i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds applied to such period), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Hotel Asset for which it is to be determined, (iii) amounts received from tenants as security deposits, (iv) amounts received as advance reservation deposits unless earned in accordance with GAAP, and (v) any type of income otherwise included in Net Operating Income but paid directly by any tenant or guest to a person other than SLT, SLC and or any of their Subsidiaries, as applicable.

      "Nizuc" shall have the meaning set forth in the third recital.

      "No Liens Certificate" shall have the meaning set forth in Section 7(d) hereof.

      "Notes" shall mean the promissory notes provided for by Section 2.05 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

      "Obligors" shall have the meaning set forth in the preamble.

      "Operating Entity" shall mean, with respect to any Person, each corporation, partnership, limited liability company or other business entity ninety-nine percent (99%) or more of whose Stock, partnership or membership interests are owned, directly or indirectly, and which is controlled by such Person and which is the lessee of a Hotel under an Operating Lease.

      "Operating Expenses" shall mean, with respect to any Person's Hotel Assets, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses paid, accrued, or payable, as determined in accordance with GAAP and the Uniform System of Accounts by such Person and its Subsidiaries during such period in connection with the operation of such Hotel Assets; provided, that "Operating Expenses" shall exclude (i) depreciation and amortization; (ii) interest, principal, fees, costs and expense reimbursements of the Lenders in administering the Loans (other than on account of their exercising any of their rights under this Agreement or the Basic Documents); (iii) any expenditure (other than leasing and financing costs, leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP; and (iv) Operating Lease Payments.

      "Operating Lease" shall mean, with respect to any Person, an operating lease between such Person or such Person's Subsidiary, as lessor, and an Operating Entity, as lessee, with respect to the operation of a single Hotel owned by such lessor and leased and operated by such lessee thereunder.

      "Operating Lease Payments" shall mean, with respect to any Person, with respect to any Hotel or Hotels, the rent due and payable to such Person or such Person's Subsidiaries under the related Operating Lease, including, without limitation, all Base Rent, Basic Rent and all Percentage Rent (as defined in the related Operating Lease) and other property related operating expenses paid or incurred by such Person or such Person's Subsidiaries (as each term is defined in the related Operating Lease) minus any payments pursuant to any contractual arrangement which provides for such Person or such Person's Subsidiaries to pay a portion of the proceeds or profits from such Operating Lease Payments to any other Person.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

      "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least U.S.$500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof.

      "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

      "Plan" shall mean any employee benefit plan covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (i) that is maintained by any Obligor or (ii) with respect to which any such person has or may have any obligation or liability, whether direct or indirect; provided, however, that "Plan" shall not include any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

      "Plan Asset Entity" shall mean any "employee benefit plan" as defined under ERISA, any "plan" as defined under Section 4975 of the Code, and any entity any portion or all of the assets of which are deemed pursuant to the United Sates Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

      "Post-Default Rate" shall mean, in respect of any principal of any Loan, interest thereon or any other amount owing hereunder that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate plus 3%.

      "Prime Rate" shall mean the rate of interest from time to time publicly announced by The Chase Manhattan Bank as its prime commercial lending rate.

      "Process Agent" has the meaning given to that term in Section 12.13(b) hereof.

      "Prodepa" shall have the meaning set forth in the third recital.

      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Real Estate" shall mean, with respect to any Person, all of those plots, pieces or parcels of land now owned or hereafter acquired by such Person or such Person's Subsidiaries (the "Land"), together with the right, title and interest of such Person or such Person's Subsidiaries, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefitting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all improvements within such Hotels and other buildings and improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

      "Recourse Indebtedness" shall mean, with respect to any Person, all Indebtedness of such Person for which the holder of such Indebtedness has recourse to the assets of such Person for the payment of such Indebtedness.

      "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including such Lender of or under any law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

      "Release Date" shall mean the date upon which the obligations of Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero (the "Seller") under
Section 2(a) of that certain Post-Closing and Indemnify Agreement, dated as of August 18, 1997, given by Seller in favor of certain Benefitted Parties (defined therein) shall have been terminated or been satisfied.

      "Relevant Parties" shall have the meaning assigned to such term in Section 10(c) hereof.

      "Reportable Event" shall have the meaning set forth in Section 4043(c)(3),
(5), (6) or (13) or ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

      "Secured Indebtedness" shall mean, with respect to any Person, Indebtedness of such Person (which may be Recourse Indebtedness) (i) the repayment of which is collateralized by identified assets of such Person or (ii) with respect to which identified assets of such Person may not be encumbered or otherwise transferred prior to the repayment thereof.

      "Security Documents" shall mean, collectively, the SLC Mexico Pledge Agreement, the SLT Realty Pledge Agreement, each Mortgage, each Mortgage Note, and any assignments of any management contract and franchise agreement.

      "Side Letter" shall mean that certain letter agreement, dated August 18, 1997, between the Agent, the Lenders and the Obligors.

      "SLC" shall mean SLC Operating Limited Partnership.

      "SLC Mexico" shall have the meaning set forth in the first recital.

      "SLC Mexico Pledge Agreement" shall mean the SLC Mexico Pledge Agreement executed and delivered by SLC Mexico in favor of the Agent, substantially in the form of Exhibit B-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "SLT" shall have the meaning set forth in the preamble.

      "SLT Realty Pledge Agreement" shall mean the SLT Realty Pledge Agreement executed and delivered by SLT in favor of the Agent, substantially in the form of Exhibit B-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Solvent" shall mean, with respect to any Person, that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such person has not incurred debt, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For the purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, leal, equitable, secured or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, leal, equitable, secured or unsecured (except to the extent such claims are insured) . With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

      "Step Plan" shall have the meaning set forth in the second recital.

      "Stock" shall mean shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

      "Stock Acquisition" shall mean, with respect to any Person, the purchase by such Person or any of such Person's Subsidiaries of stock of an entity primarily engaged in the lodging or leisure related business.

      "Stock Purchase Agreement" shall have the meaning set forth in the first recital.

      "Stock Repurchase Plan" shall mean the Trust and the Corporation's stock repurchase plan pursuant to which the Trust and the Corporation may purchase 1,500,000, shares of its common stock. The number of shares which remain to be repurchased, as of the Closing Date, may not have a total acquisition value of more than $40,000,000.

      "Subordinated Indebtedness" shall mean, with respect to any Person collectively, Indebtedness of such Person that is subordinated to such Person's obligations hereunder (including, without limitation, in respect of its Guarantee under Section 6 hereof) on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Tangible Net Worth" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a)  the amount of capital stock; plus

            (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

            (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof.

      "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by any Guarantor or any member of the Guarantors' ERISA Controlled Group or any other person to terminate a Plan or the treatment of any amendment to a Plan as a termination under ERISA, in either case, which could result in liability to any Guarantor, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer any Plan, (iv) any partial or total withdrawal from a Multiemployer Plan which in either case, could result in liability to any Guarantor or (v) the taking of any action that would require Security to the Plan under Section 401(a)(29) of the Code.

      "Title Companies" shall have the meaning set forth in Section 7(d) hereof.

      "Total Investment" shall mean, with respect to any Person and with respect to any Hotel and Hotel Construction, such Person's or such Person's Subsidiary's investment in such Hotel or Hotel Construction (including all investments constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of such Hotel, specifically including, without limitation, investments in Subsidiaries and Unconsolidated Entities owning or leasing Hotels) at cost, on a consolidated basis, provided that in determining the cost of such investments, there shall be included (i) the amount of all cash paid and the value (as determined by the Board of Directors of the Trust for purposes of such investment and approved by such Person's and the Trust's independent public accountants of recognized national standing) of any other property transferred therefor by such Person or such Person's Subsidiary, (ii) the amount of all indebtedness and other obligations assumed or incurred by such Person or such Person's Subsidiary or to which such Person or such Person's Subsidiary takes subject, (iii) the value (as determined by the Board of Directors of the Trust for the purposes of such investment and approved by such Person's and the Trust's independent public accountants of recognized national standing) of all operating partnership units of which the issuer is an entity that is, or upon such investment will be, included within such Person or such Person's Subsidiary and which are issued (otherwise than for cash) to, or retained by, any person other than such Person or such Person's Subsidiary in connection with such investment and (iv) any other costs incurred in connection with such investment as reasonably acceptable to the Lenders. For purposes of this definition only "indebtedness" of a Person or such Person's Subsidiary shall mean the consolidated liabilities of such Person and such Person's Subsidiaries for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including Capital Lease Obligations.

      "Tranche A Loans" shall mean the loans provided for in Section 2.01 hereof the proceeds of which shall be loaned by the Company to a Hotel Company to purchase Acquired Property other than the Westin Regina Cancun.

      "Tranche B Loans" shall mean the loans provided for in Section 2.01 hereof the proceeds of which shall be loaned by the Company to a Hotel Company to purchase the Westin Regina Cancun.

      "Trust" shall have the meaning set forth in the preamble.

      "Unconsolidated Entity" shall mean, with respect to any Person, at any date, any other Person in whom such Person holds an Investment (including an Investment held by such Person in a joint venture), which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated financial statements of such Person, if such statements were prepared as of such date.

      "Undeveloped Land" means any non-income producing Real Estate.

      "Unfunded Benefit Liabilities" shall mean, with respect to any Plan at any particular time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

      "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels as approved by the American Hotel and Motel Association (as in effect from time to time) applied on a consistent basis.

      "Unsecured Indebtedness" shall mean, with respect to any Person, Indebtedness of such Person (which may be Recourse Indebtedness) the repayment of which is not collateralized by assets of such Person.

      "U.S. Government Obligations" shall mean certain obligations of, or obligations guaranteed as to principal and interest by, the United States government or any agency or instrumentally thereof, when such obligations have a maturity of less than 365 days and are backed by the full faith and credit of the United States and have a predetermined fixed dollar of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. Interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately, but not inversely, with that index.

      "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters with respect to the Trust and SLT required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with that used in the audited consolidated financial statements of the Trust and SLT and their consolidated Subsidiaries referred to in Section
8.02 hereof (except for changes concurred with by their independent public accountants). Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters with respect to the Company required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with generally accepted accounting principles applied by the Company on the Closing Date, applied on a consistent basis.

      Section 2.  Commitments, Loans, Notes and Prepayments.

      2.01 Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, and on the Closing Date to make a Tranche A Loan and a Tranche B Loan (each of which shall be a non-revolving term loan) to the Company in Dollars on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Commitment of such Lender with respect to each such Loan.

      2.02 Borrowings. The Company shall give the Agent notice of the borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m., New York time, on the date specified for the borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, at the Agent's Account, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained at a bank in New York City designated by the Company.

      2.03 Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Lending Office.

      2.04 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

      2.05 Notes. Each Tranche A Loan and the Tranche B Loan made by each Lender shall be evidenced by a promissory note of the Company substantially in the form of Exhibit A hereto, dated the date of such Loan, payable to such Lender in a principal amount equal to the amount of such Loan and otherwise duly completed.

      2.06 Optional Prepayments. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans (in whole or in part) at any time or from time to time, provided that (i) the Company shall give the Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), and (ii) until the Release Date, Tranche B Loans may not be prepaid with prepayments of the Acquisition Loan made to either Prodepa or DTI Los Cabos.

      2.07 Mandatory Prepayments. Upon any prepayment of any Acquisition Loan (whether mandatory or optional), the Company shall prepay the Loans in an aggregate amount equal to 100% of the principal prepayment thereof; provided, that until the Release Date, Tranche B Loans may not be prepaid with prepayments of the Acquisition Loan made to either Prodepa or DTI Los Cabos.


      Section 3.  Payments of Principal and Interest.

      3.01 Repayment of Loans. The Company hereby promises to pay to the Agent for account of each Lender the full amount of the principal of such Lender's Loan on the Maturity Date. Until the Release Date, the repayment of the Tranche B Loans is subject to the terms of the Side Letter.

      3.02 Interest. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum, for each Interest Period relating thereto, equal to the Eurodollar Rate for such Loan for such Interest Period plus the Margin. Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of the Interest Period in effect at such time (and, if the Interest Period in effect at such time is longer than one month at one-month intervals following the first day of such Interest Period), and (ii) upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

      Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

      4.01  Payments.

      (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim (except as provided in the Side Letter with respect to the Tranche B Loans only), to the Agent at the Agent's Account, not later than 1:00 p.m., New York time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

      (b) At the time of making each payment under this Agreement or any Note for account of any Lender, each such payment is to be applied first, to pay fees (if any) due at such time, second, to pay interest due at such time, and third, to the principal amount outstanding hereunder; provided, that if an Event of Default has occurred and is continuing at such time, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate.

      (c) Each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Lending Office for the Loan or other obligation in respect of which such payment is made.

      (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

      4.02 Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing of Loans from the Lenders under Section 2.01 hereof shall be made from the Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders of the applicable tranche pro rata in accordance with the respective unpaid principal amounts of the Loans of such tranche held by them; and (c) each payment of interest on Loans by the Company shall be made for account of the Lenders of the applicable tranche pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders of such tranche.

      4.03 Computations. Interest on each Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

      4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to
Section 2.07 hereof, each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to U.S.$500,000 or a larger multiple of U.S.$100,000 in excess thereof.

      4.05 Certain Notices. Notices by the Company to the Agent of borrowings and optional prepayments of Loans and the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m., New York time, three Business Days prior to the date of the borrowing or prepayment or the first day of such Interest Period. Each such notice of borrowing or optional prepayment shall specify the amount (subject to Section 4.04 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company shall have failed to notify the Agent of the duration of any Interest Period, the Company shall be deemed to have selected an Interest Period having a duration of one month. In the event that the final Interest Period, if selected, would otherwise extend beyond the Maturity Date of the Loans, the Eurodollar Rate for the period from, and including, the last day of the last complete Interest Period to, but excluding the Maturity Date (such period, the "Stub Period"), shall be determined by the Agent based on the Eurodollar Rate for the Stub Period.

      4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the recipient(s) shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lender to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

      4.07  Sharing of Payments, Etc.

      (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

      (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

      (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

      (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lender entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

      Section 5.  Yield Protection, Etc.

      5.01  Additional Costs.

      (a) The Company shall pay directly to the Agent on behalf of any Lender from time to time such amounts as any Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Loans or its obligation to make any Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

            (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Lending Office by the jurisdiction in which such Lender has its principal office or such Lending Office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

            (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

      (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay to the Agent on behalf of any Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (having the force of law and where the failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (having the force of law and where the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Lending Office or such bank holding company) to a level below that which such Lender (or any Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(b), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

      (c) Each Lender shall notify the Agent (who shall in turn notify the Company) of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section
5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Lending Office for the Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or
(b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

      5.02 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain any of its Loans hereunder (and, in the reasonable opinion of such Lender, the designation of a different Lending Office would either not avoid such unlawfulness or would be disadvantageous to the Lender), then such Lender shall immediately notify the Agent, and such Lender's obligation to maintain or continue Loans bearing interest at the Eurodollar Rate shall be suspended (until such Lender shall notify the Agent that the circumstances causing such unlawfulness no longer exist), whereupon such Lender's Loans shall automatically convert into Loans bearing interest at the Base Rate and such Lender shall not be entitled to compensation from the Company of the type set forth in Section 5.04 hereof resulting therefrom.

      5.03  Taxes.

      (a) All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by the Company to or for the account of the Agent or any Lender, including, without limitation, amounts payable under clause (b) of this Section 5.03, shall be made free and clear of and without reduction or liability for Mexican Taxes. The Company will pay all Mexican Taxes for its account, prior to the date on which penalties attach thereto, except for any Mexican Taxes (other than Mexican Taxes imposed on or in respect of any amount payable hereunder, under the Notes or under any other Basic Document) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Mexican Taxes is made on the Agent or any Lender. If, as a result of the making of any deduction or withholding of Mexican Taxes under this Section 5.03, and the Agent or a Lender obtains the benefit of a credit or relief against or repayment of any tax through an actual reduction in taxes paid or receipt of a refund (a "Tax Credit"), the Agent or Lender, as the case may be, shall reimburse to the Company an amount equal to the proportion of the Tax Credit as will leave the Agent or Lender after such reimbursement in no better or worse position (on an after tax basis) than it would have been in if such deduction or withholding had been made and such increased payment had not been required. Nothing in this clause shall obligate the Agent or Lender to utilize such Tax Credit in priority to any other credit or relief available to it for tax purposes, but the Agent or Lender shall otherwise take reasonable steps to obtain the benefit of such Tax Credit. If the benefit obtained by the Agent or Lender through use of the Tax Credit is reduced or eliminated after payment has been made to Company under this Section 5.03 (through adjustment to the Agent's or Lender's tax return or otherwise), the Company shall be obligated to repay to such Agent or Lender the amount by which the tax benefit to the Agent or Lender is reduced. Nothing in this clause shall obligate the Agent or Lender to disclose any information regarding its tax affairs or computations to the Company.

      (b) The Company shall indemnify the Agent and each Lender against, and reimburse the Agent and each Lender on demand for, any Mexican Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, which the Agent or such Lender (as the case may be) may incur at any time arising out of or in connection with any failure of the Company to make any payment of Mexican Taxes when due.

      (c) In the event that the Company is required by applicable law, decree or regulation to deduct or withhold Mexican Taxes from any amounts payable on, under or in respect of this Agreement or the Loans (including, without limitation, the Mexican income taxes referred to in clause (f) of this Section 5.03), the Company shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Mexican Taxes to enable such Person to receive from the Company, on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement.

      (d) The Company shall not be obligated to pay the Agent or any Lender any additional amounts described in Section 5.03(c) in respect of Mexican Taxes to the extent that such Mexican Taxes or any portion thereof have been imposed as a result of: (A) the failure of any Lender (i) to provide to the Company, upon the written request of the Company and if and when required under applicable law, a letter specifying that such Lender is the effective beneficiary of interest hereunder and under the Note held by such Lender, as set forth in the Resolucion Miscelanea Fiscal para 1997 or any equivalent administrative regulations in effect thereafter while this Agreement shall remain in full force and effect,
(ii) following a reasonable written request of the Company, to complete and to file with the appropriate governmental authority (at the Company's expense), or to provide to the Company, such forms, certificates, documents, information, applications, declarations or returns prescribed by any law, rule or regulation enacted or issued by Mexico or any political subdivision thereof or authority therein, or a double taxation treaty to which Mexico is a party and which is in effect, that are necessary to avoid or reduce such Mexican Taxes pursuant to provisions of any law, rule or regulation enacted or issued by Mexico or any political subdivision thereof or authority therein, or a double taxation treaty to which Mexico is a party and which in effect (provided that such Lender shall be under no obligation to provide to the Company or to file with any governmental authority any such forms, certificates, documents, information, applications, declarations or returns which contain any information that such Lender reasonably deems to be confidential or proprietary, and the provision or the filing of which would, in the reasonable judgment of such Lender, be materially adverse to such Lender, or (iii) to maintain its registration with the Ministry of Finance and Public Credits as a foreign financial institution for purposes of the Mexican Income Tax Law, the rules thereunder (or any successor statute or rules) and any administrative regulations (resoluciones miscelaneas) thereunder so long as such requirement remains applicable and such Lender remains legally entitled to maintain such registration or (B) the redesignation of the Lender's Lending Office to another jurisdiction (except if such redesignation results from an event of illegality described in 5.03 hereof).

      (e) Each Lender that is not organized under the laws of Mexico and that is a signatory hereto represents and warrants that, as of the date hereof, such Lender is (i) registered with the Ministry of Finance and Public Credit as a foreign financial institution for purposes of the Mexican Income Tax Law, the rules thereunder and any administrative regulations (resoluciones miscelaneas) thereunder and (ii) a resident for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation.

      (f) The Company represents and warrants to the Lenders and the Agent that, on and as of the date of this Agreement and assuming the accuracy of the representations made by each Lender in Section 5.03(e), none of this Agreement, any other Basic Document, or the execution or delivery by the Company of this Agreement or any other Basic Document, is subject to any Mexican Taxes, and no payment to be made by the Company under this Agreement is subject to any Mexican Taxes, except for Mexican income taxes at the rate of 4.9% on amounts payable by the Company hereunder (other than principal of the Loans) required to be withheld and paid by the Company.

      (g) The Company shall furnish to the Agent, upon the request of any Lender

(through the Agent), original official tax receipts, or certified copies thereof, in respect of each payment of Mexican Taxes required under this Section 5.03, when it delivers the compliance certificate required to be delivered pursuant to Section 9.01 hereof, and the Company shall promptly furnish to the Agent at its request or at the request of any Lender (through the Agent) any other information, documents and receipts that the Agent or such Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all Mexican Taxes required to be paid under this Section 5.03.

      (h) If any Obligor is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.03 in excess of any additional amounts that may be payable on the Closing Date (and, in the case of a Lender that becomes a Lender hereunder after the Closing Date, in excess of any additional amounts that would have been payable had such Lender been a Lender on the Closing Date), then such Lender will designate a different Lending Office for the Loans of such Lender if such designation would eliminate or reduce any such excess additional amounts and would not, in the reasonable opinion of such Lender, be disadvantageous to such Lender.

      5.04 Compensation. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

            (a) any payment or mandatory or optional prepayment of a Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or

            (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow a Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, or not borrowed for the period from the date of such payment, prepayment, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

      5.05 Replacement of Lenders. Each Lender agrees that if it makes any demand for payment under Sections 5.02 or 5.03 hereof, and such demand is made as a result of the failure by such Lender to maintain its registration with the Ministry of Finance and Public Credits as a foreign financial institution for purposes of the Mexican Income Tax Law and the rules thereunder (where such Lender remains legally entitled to maintain such registration), so long as no Event of Default has occurred and is continuing, at the request of the Company, such Lender shall assign its Loans (i) to one or more assignees agreeing to purchase such Loans and identified either by the Company or the Agent (who shall, upon request by the Company, use its reasonable efforts to identify an assignee) by written notice to such Lender or, which assignees (if identified by the Company) shall be reasonably acceptable to the Agent, and shall otherwise satisfy the requirements of Section 12.07 hereof, (ii) in an amount on the date of such assignment equal to the amount that would be payable to such Lender if such assignment were a prepayment in full of such Lender's Loans and (iii) pursuant to documentation reasonably satisfactory to such Lender.

      Section 6.  Guarantee.

      6.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under this Agreement and under the Notes and by the Company under any of the other Basic Documents (including amounts payable in accordance with Sections 5 and 12.04 hereof), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      6.02 Obligations Unconditional. The obligations of the Guarantors under
Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of the Company or any Guarantor;

            (v) any limitation, discharge, moratorium or cessation of the liability of the Company or any Guarantor due to any statute, regulation, decree, judgment, order, stay or rule of law, or any invalidity or unenforceability in whole or in part of any documents evidencing the obligations of the Company hereunder;

            (vi) any merger, acquisition, consolidation or change in structure of the Company, SLT or the Trust, or any sale, lease, transfer or other disposition of any or all of the assets or shares or ownership interests of the Company, SLT or the Trust;

            (vii) any assignment or other transfer, in whole or in part, of the interests in and rights under this Agreement, including the right of the Lender to receive payment of the Guaranteed Obligations and the other amounts payable hereunder or any assignment or other transfer, in whole or in part, of the interests of the Lender in and to any collateral securing the Guaranteed Obligations;

            (viii) any claim, counterclaim or setoff, other than that of prior payment in cash in full or performance, that the Company, SLT or the Trust may have or assert, including any defense of incapacity or lack of corporate, partnership or other authority to execute any Basic Documents or any related documents or any collateral securing the Guaranteed Obligations;

            (ix) the amendment, modification, renewal, extension, cancellation or surrender of any agreement, document or instrument relating to any Basic Document or any collateral securing the Guaranteed Obligations (other than any cancellation or surrender reflecting prior payment in cash in full or performance), or the exchange, release, or waiver of any collateral securing the Guaranteed Obligations;

            (x) the exercise or nonexercise by the Lender of any power, right or remedy with respect to any of the Guaranteed Obligations or any collateral securing any of the Guaranteed Obligations, including the compromise, release, settlement or waiver by the Lender with or of the Company, the Trust or SLT or any other Person;

            (xi) the vote, claim, distribution, election, acceptance, action or inaction by the Lender in any bankruptcy case related to any of the Guaranteed Obligations, or any collateral securing the Guaranteed Obligations; or

            (xii) any impairment or invalidity of any of the collateral securing any of the Guaranteed Obligations or any failure to perfect (including a failure to perfect after the occurrence of a Default hereunder) any of the Liens of the Lender thereon or therein.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Without notice to or further assent from any Guarantor the Lenders may discharge or release, in whole or in part, any Guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment or performance upon any of the Guaranteed Obligations or collateral securing any Guaranteed Obligations, nor shall the Lenders be liable to any Guarantor or any other Person for any failure to collect or enforce payment or performance of any of the Guaranteed Obligations or to realize on any of the collateral securing any Guaranteed Obligation.

      6.03 Reinstatement. The obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      6.04 Subrogation. No payment or performance hereunder by any Guarantor shall entitle such Guarantor to (a) subrogation to (or any other interest in) the rights of the Lenders to any of the loans, or (b) to any payment or performance by the Company, except in each case after payment and performance in full of the Guaranteed Obligations. Upon such payment and performance in full, and subject to the other provisions of this Section 6, such Guarantor shall be entitled to exercise, by way of subrogation, remaining rights and remedies (if any) of the Company in respect of the Guaranteed Obligations. If any amount shall be paid to such Guarantor on account of the foregoing rights at any time prior to the time that the Guaranteed Obligations have been paid in full, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with applicable terms of the Basic Documents.

      6.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

      6.06 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

      6.07 Waiver of Civil Articles. The Guarantors hereby waive the rights and benefits of order, excusion, and division, as well as all others contained in Articles 2812, 2813, 2814, 2816, 2817, 2818, 2819, 2820, 2822, 2823, 2824, 2826,
2827, 2842, 2844, 2845, 2846, 2847, 2848 and 2849 of the Civil Code for the
Federal District of

Mexico, and in the corresponding provisions in the Civil Codes for all of the states of Mexico, which provisions they represent to know and understand in their full scope.


      Section 7. Conditions Precedent. The obligation of any Lender to make its Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before August 19, 1997, (ii) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Obligors in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) (the notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding clauses (a) and (b)), both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing) and (iii) the Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

            (a) Corporate Documents; Pro Forma Financial Statements. The following documents:

                  (i) (A) for the Company and SLC Mexico, a certificate of the secretary or assistant secretary of such Person, certifying: a true and correct copy of the estatutos sociales, as amended and in effect on the Closing Date, the names and true signatures of the incumbent officers of such Person authorized to sign the Basic Documents to which such Person will be a party, and the resolutions of the board of directors of such Person authorizing the execution, delivery and performance of the Basic Documents to which such Person will be a party, (B) for SLT, certified copies of the agreement of limited partnership of SLT and the certificate of limited partnership of SLT, in each case, as amended and in effect on the Closing Date, together with a good standing certificate from the secretary of state in the jurisdiction under which SLT is organized (dated a date reasonably close to the Closing Date), together with a certificate of an appropriate officer of SLT certifying the names and true signatures of the incumbent officers of SLT authorized to sign the Basic Documents to which SLT will be a party, and the resolutions of the partnership authorizing the execution, delivery and performance of the Basic Documents to which SLT will be a party, and (C) for the Trust, a certified copy of its declaration of trust, as amended and in effect on the Closing Date, together with a copy of a good standing certificate from the secretary in the jurisdiction under which the Trust is organized (dated a date reasonably close to the Closing Date), together with a certificate of an appropriate officer of the Trust certifying the names and true signatures of the incumbent officers of the Trust authorized to sign the Basic Documents to which the Trust will be a party, and the resolutions of the board of trustees of the Trust authorizing the execution, delivery and performance of the Basic Documents to which the Trust will be a party;

                  (ii) for the Company and SLC Mexico, the powers of attorney granted by the Company authorizing the execution and delivery of such of the Basic Documents to which the Company or, as the case may be, SLC Mexico is or is intended to be a party by the individuals named in such powers of attorney; and

                  (iii) a certificate of a senior financial officer of the Trust certifying that the Trust and SLT are in compliance, as at June 30, 1997, with Sections 9.07(b)-(g), Sections 9.09, 9.10, 9.11 and 9.12
            hereof as of such date and as of the end of the such period (as the case may be), in each case, on a pro forma basis.

            (b) Acquisition Documents. A certified copy of the Stock Purchase Agreement, together with all schedules and exhibits thereto and all other documents and instruments delivered in connection with the consummation of the Acquisition that are required to be delivered pursuant to the terms of the Stock Purchase Agreement, including all certificates, filings, documents, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with each Acquisition and such items shall be satisfactory in all respects to the Agent (the "Acquisition Documents"). The Agent shall be satisfied with all material amendments, waivers or other modifications of, or other forbearance to exercise any rights with respect to, any of the terms or provisions of the Acquisition Documents (including the exhibits and schedules thereto).

            (c) Acquisition Loan Documents. A certified copy of the Acquisition Loan documents for each Hotel Company, together with all schedules and exhibits thereto and all other documents and instruments delivered in connection with each such Acquisition Loan, including all certificates, filings, documents, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with each such Acquisition Loan and such items shall be satisfactory in all respects to the Agent.

            (d) Mortgage and Title Insurance. The following documents each of which shall be executed and delivered (and, where appropriate, acknowledged) by Persons satisfactory to the Agent:

                  (i) one or more Mortgages covering each of the Acquired

            Properties naming the Company as the secured party, duly executed and delivered by the applicable Hotel Company to the Company (whereupon the Company shall deliver to the Agent each such Mortgage), in each case, in recordable form (in such number of copies as the Agent shall have requested) (it being understood that the Mortgages shall not be recorded or registered unless it is required to do so pursuant to Section 10 hereof);

                  (ii) one or more subordinated Mortgages covering each of the
            Acquired Properties naming the Agent as the secured party, duly executed and delivered by the applicable Hotel Company to the Agent, in each case, in recordable form (in such number of copies as the Agent shall have requested) (it being understood that the subordinated Mortgages shall not be recorded or registered unless it is required to do so pursuant to Section 10 hereof);

                  (iii) to the extent delivered with the Acquisition Documents, one or more policies of title insurance, in favor of SLC, on forms of and issued by one or more title companies organized in the United States satisfactory to the Agent (the "Title Companies"), insuring the title to the Acquired Properties for and in amounts satisfactory to the Agent, subject only to such exceptions as are satisfactory to the Agent;

                  (iv) to the extent delivered with the Acquisition Documents, as-built surveys of recent date of each of the facilities to be covered by the Mortgage(s), showing such matters as may be required by the Agent, which surveys shall be in form and content acceptable to the Agent;

                  (v) to the extent delivered with the Acquisition Documents, certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issued certificates of occupancy in Mexico, then such other evidence reasonably satisfactory to the Agent) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over such facility;

                  (vi) the Operating Agreement for each Acquired Property on terms satisfactory to the Agent; and

                  (vii) a certificate of the applicable public registry of
            property with respect to each Acquired Property, in form and substance satisfactory to the Agent, that such Acquired Property is and will be free and clear of all liens (except such liens to be granted in favor of, or otherwise consented to by, the Agent) and otherwise certifying that no person (other than the applicable Hotel Company and the owners of condominium interests in each Acquired Property under the Operating Agreement referred to in clause (vi)) has an interest in such Acquired Property (such certificate, a "No Liens Certificate").

      In addition, SLC shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies.

            (e) Pledge Agreements and Management and Franchise Contracts. (i) The SLC Mexico Pledge Agreement, duly executed and delivered by SLC Mexico.

            (ii) The SLT Realty Pledge Agreement, duly executed and delivered by SLT.

            (iii) copies of each franchise contract being assigned to SLT Mexico under each Acquisition Loan document.

            (f) Evidence of Perfection of Pledged Equity Interests. (i) certificate of the secretary of SLC Mexico certifying (A) as to a true and correct copy of the resolutions of the members of SLC Mexico approving the pledge of the SLC Mexico's equity interest in each Hotel Company pursuant to the SLC Mexico Pledge Agreement and (B) that the transfer of the SLC Mexico's equity interest in each Hotel Company and CHM to the Agent pursuant to the SLC Mexico Pledge Agreement has been duly recorded on the share register for the applicable Hotel Company and, as the case may be, CHM.

             (ii) certificate of the secretary of SLT Mexico certifying that the transfer of the SLT's equity interest in SLT Mexico to the Agent pursuant to the SLT Realty Pledge Agreement has been duly recorded on the share register for SLT Mexico.

            (g) The Capital Contribution. Evidence that SLC Mexico has made a cash contribution in dollars to the common equity of each Hotel Company in the following amounts:

                  (i) Prodepa: U.S.$2,380,500;

                  (ii) Nizuc: U.S. $3,979,000; and

                  (iii) DTI Los Cabos: U.S. $5,140,500,

and that SLC Mexico has applied U.S.$2,500,000 of the total Capital Contribution to purchase 50% of the capital stock of CHM.

                  (h) Management Arrangements. Receipt of existing management and franchise agreements with respect to the Acquired Properties and satisfaction with the terms of the management agreements to be entered into with Westin Corp. or SLC or any of its Subsidiaries with respect to the Acquired Properties concurrent with the Acquisition.

                  (i) The Acquisition. Evidence that the Acquisition has been or will, concurrently with the Loan be, consummated.

                  (j) Opinion of Mexican Counsel to the Obligors. An opinion, dated the Closing Date, of Creel, Garcia Cuellar y Muggenberg, counsel to the Obligors, substantially in the form of Exhibit C-1 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

                  (k) Opinion of New York Counsel to the Obligors. An opinion, dated the Closing Date, of Sidley & Austin, New York counsel to the Obligors, substantially in the form of Exhibit C-2 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to delivery such opinion the Lenders and the Agent).

                  (l) Notes. The Notes evidencing the Loans, duly completed and executed.

                  (m) Process Agent. A written acceptance by the Process Agent of its appointment under Section 12.13(b) hereof.

                  (n) Other Documents. Such other documents as the Agent or any Lender or special New York counsel to Bancomer, S.A. may reasonably request.

The obligation of any Lender to make its Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to Bancomer, S.A. in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

         Section 8. Representations and Warranties. Each of the Obligors represents and warrants to the Agent and the Lenders at all times during the term of this Agreement that:

         8.01 Corporate Existence. Each of the Obligors (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

         8.02 Financial Condition. The Obligors have heretofore furnished to each of the Lenders the following:

         (i) (a) audited and consolidated balance sheets of the Trust and SLT as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flow of the Trust and SLT for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of a nationally recognized public accounting firm,

                  (b) the unaudited consolidated balance sheets of the Trust and SLT as at June 30, 1997 and the related consolidated statements of income, retained earnings and cash flow of the Trust and SLT for the six-month period ended on such date; and

         (ii) an opening balance sheet of each Hotel Company giving effect to the Loans contemplated hereby, the Acquisition (and the transactions contemplated thereby, including the Acquisition Loans), respectively.

All such financial statements delivered pursuant to clause (a) are complete and correct in all material respects and fairly present the consolidated financial condition of the Trust and SLT, as at said dates and the consolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at June 30, 1997, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Obligors has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1996, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Trust and SLT from that set forth in said financial statements as at said date.

         8.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against any of the Obligors or any of their respective Subsidiaries that (x) contest the Acquisition or (y) if adversely determined could (in the aggregate), could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of the Obligors, taken as a whole. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against SLC Mexico or any of the Hotel Companies or any of their respective Subsidiaries that (x) contest the Acquisition or (y) if adversely determined could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of the SLC Mexico and the Hotel Companies, taken as a whole.

         8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the estatutos sociales, partnership agreement, or, as the case may be, trust agreement of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any of the Obligors or any of their Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any of the Obligor or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument.

         8.05 Action. Each Obligor has all necessary corporate or partnership power (as the case may be), authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate or partnership action (as the case may be) on its part (including, without limitation, any required shareholder or partnership approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms.

         8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the consummation of the Acquisition or the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or the execution, delivery or performance by each Person party to any Acquisition Document, or for the legality, validity or enforceability thereof.

         8.07 Legal Form. This Agreement and each other Basic Document is in proper legal form under the law of Mexico for the enforcement thereof against the Obligors and, as the case may be, SLC Mexico under such law, and if this Agreement and each other Basic Document were stated to be governed by such law, they would constitute legal, valid and binding obligations of each Obligor and, as the case may be, SLC Mexico under such law, enforceable in accordance with their respective terms. All formalities required in Mexico for the validity and enforceability of this Agreement and each other Basic Document (including, without limitation, any necessary registration, recording or filing with any court or other authority in Mexico (other than any such registration, recording or filing of the Mortgage, which, on the date hereof will not be accomplished)) have been accomplished, and no Mexican Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof (other than, upon any registration, recording or filing of a Mortgage pursuant to the terms hereof, Mexican Taxes payable at such time).

         8.08 Ranking. This Agreement and each other Basic Document and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of each Obligor and rank and will at all times rank in right of payment and otherwise at least pari passu with all other senior unsecured Indebtedness of each Obligor, whether now existing or hereafter outstanding.

         8.09 Taxes. Each of the Obligor, SLC Mexico and their respective Subsidiaries have filed all material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Obligor, SLC Mexico or any of their respective Subsidiaries. The charges, accruals and reserves on the books of the Obligors, SLC Mexico and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate.

         8.10 Commercial Activity; Absence of Immunity. Each of the Company and SLC Mexico is subject to civil and commercial law with respect to its obligations under each of the Basic Documents to which it is a party. The execution, delivery and performance by the Company and SLC Mexico of each Basic Document to which it is a party constitute private and commercial acts rather than public or governmental acts. None of the Company, SLC Mexico, nor any of their respective Properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Person under any of the Basic Documents to which it is a party.

         8.11 Material Agreements and Liens. Schedule 8.11 hereto is a complete and correct list, as of the date of this Agreement, of indebtedness under loans of each Obligor or any of their respective Subsidiaries, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in said Schedule 8.11.

         8.12 Solvency. On the Closing Date and after giving effect to the Loans, the Company, the Trust and SLT will be Solvent.

         8.13 Subsidiaries, Etc. Each Obligor and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person owned by it, all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and there are no outstanding Equity Rights with respect to such Person, except as may be provided by the provisions of (i) that certain Membership Pledge and Security Agreement dated as of August 16, 1996, by and between SLT, as Debtor, and Goldman Sachs Mortgage Company, as Secured Party, and (ii) that certain Membership Pledge and Security Agreement dated as of August 16, 1996, by and between SLC, the Corporation and SLT Financing Partnership, as Debtors, and Goldman Sachs Mortgage Company, as Secured Party. Each of the Membership Pledge and Security Agreements described in items (i) and (ii) was executed in connection with that certain Loan Agreement dated as of August 16, 1996, between SLT and the Trust, as Borrowers, and Goldman Sachs Mortgage Company, Individually and as Agent for one or more co-lenders.

         8.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Obligors and their respective Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

         8.15 ERISA. As of the Closing Date, none of the Guarantors has any Plans other than those listed on Schedule 8.15. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) still outstanding, or Reportable Event, which exceeds $5,000,000 or which has or could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan and there is no lien outstanding under Section 412 of the Code or Section 302 of ERISA with respect to any Obligor's assets. As of the Closing Date, the Unfunded Benefit Liabilities do not in the aggregate exceed $1,000,000. The Guarantors have not failed to comply in all material respects with the requirements of ERISA and the Code and plan documents for any Employee Benefit Plan which has or could reasonably be expected to have a Material Adverse Effect and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan which has or could reasonably be expected to have a Material Adverse Effect. None of the Guarantors, nor any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in the Guarantors' ERISA Controlled Group solely by reason of Section 414(m) or (o) could not result in liability to the Guarantors) is subject to any present or potential withdrawal liability pursuant to Section 4201 or 4204 of ERISA which, individually or in the aggregate is in excess of $5,000,000 or has or could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Guarantors, no Multiemployer Plan is or is likely to be disqualified for tax purposes, in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA), which event would have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service (with respect to an Employee Benefit Plan), any Plan or any trust established under Section 4049 of ERISA has been, or is expected by the Guarantors to be, incurred by the Guarantors (other than annual contributions) which is in excess of $5,000,000 or would have a Material Adverse Effect. Except as otherwise disclosed on Schedule 8.15 hereto, none of the Guarantors has any contingent liability with respect to any post-retirement benefits under any "welfare plan" (as defined in Section 3(1) of ERISA) or withdrawal liability or exist fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability that is both not more than $5,000,000 and that would not have a Material Adverse Effect. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Guarantors to be imposed on the assets of the Guarantors. Except as disclosed on Schedule 8.15 none of the Guarantors is a party to any collective bargaining agreement. None of the Guarantors has engaged in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code which has a Material Adverse Effect. As of the Closing Date and throughout the term of the Loan, none of the Guarantors is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of the Guarantors will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the Closing Date and throughout the term of the Loan, none of the Guarantors is or will be a "governmental plan" within the meaning of Section 3(3) of ERISA and none of the Guarantors will be subject to state statutes applicable to such Guarantors regulating investments.

         8.16 Licenses. Each Obligor has obtained and holds in full force and effect, all material franchises, trademarks, trade names, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

         8.17 Assets of the Trust. The sole asset of the Trust is its general partnership interest in SLT and such other assets that may be incidental to or required in connection with the ownership of such general partnership interest, or as set forth in Schedule 8.17.

         8.18 REIT Status. The Trust qualifies as a "real estate investment trust" as defined in Section 856 of the Code.

         8.19 Stock. The Trust and the Corporation list all of their outstanding shares of stock on the New York Stock Exchange and such shares trade as "paired shares" subject to a pairing agreement between the Trust and the Corporation.

         8.20 Operations. The Trust conducts its business only through SLT, except as set forth in Schedule 8.20.

         8.21 Environmental Matters. Each of the Obligors and their respective Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Obligors and their respective Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

                  In addition, except as set forth in Schedule 8.21 hereto:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Obligor or any Subsidiary of any Obligor to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of such Obligor or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by such Obligor or any of its Subsidiaries.

                  (b) None of the Obligors nor any of their Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                           (i) no polychlorinated biphenyls (PCB's) is or has
                  been present at any site or facility now or previously owned, operated or leased by the Obligors or their Subsidiaries;

                           (ii) no asbestos or asbestos-containing materials is
                  or has been present at any site or facility now or previously owned, operated or leased by the Obligors or their Subsidiaries;

                           (iii) there are no underground storage tanks or
                  surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Obligors or their Subsidiaries;

                           (iv) no Hazardous Materials have been Released at, on
                  or under any site or facility now or previously owned, operated or leased by the Obligors or their Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order that would (either individually or in the aggregate) have a Material Adverse Effect; and

                           (v) no Hazardous Materials have been otherwise
                  Released at, on or under any site or facility now or previously owned, operated or leased by the Obligors or their Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

                  (c) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Obligor or their Subsidiaries and no site or facility now or previously owned, operated or leased by any Obligor or any of their Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

                  (d) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by any Obligor or any of their Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Obligors nor any of their Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (e) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

         Section 9. Covenants of the Obligors. Each of Company, the Trust and SLT covenants and agrees with the Lenders and the Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

         9.01 Financial Statements Etc. The Obligors shall deliver to each of the Lenders:

                  (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Trust and SLT, consolidated statements of income, retained earnings and cash flow of the Trust, SLT and their Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Trust, SLT and their Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Trust, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Trust, SLT and their Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); and

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Trust and SLT, consolidated statements of income, retained earnings and cash flow of the Trust, SLT and their Subsidiaries for such fiscal year and the related consolidated balance sheets of the Trust, SLT and their Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Trust, SLT and their Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

                  (c) together with the compliance certificate required to be delivered pursuant to this Section 9.01, copies of all registration statements and regular periodic reports, if any, that the Trust and the Corporation shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (d) promptly upon the mailing thereof to the holders of the "paired shares" of the Trust and the Corporation or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

                  (e) promptly after the Company, the Trust or SLT knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company or the Trust or SLT, as the case may be, has taken or proposes to take with respect thereto;

                  (f) with respect to each Acquisition Loan and promptly following the completion of the Acquisition, a budget for each of the Acquired Properties for either the 12-month period following the Acquisition or for the 1997 or 1998 calendar year (whichever is available), containing the amount of good faith estimated capital expenditures that will be incurred during such period, together with financial projections of the applicable Hotel Company and such other matters requested by the Agent, in form and substance satisfactory to the Agent;

                  (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Trust, SLT or the Company as any Lender or the Agent may reasonably request;

                  (h) within five New York Business Days of the Closing Date,
         (i) consolidated balance sheets of the Trust and SLT as at June 30, 1997 and the related consolidated statements of income, of the Trust and SLT for the six-month period ended on said date, giving effect, on a pro forma basis, to the Acquisition and the Loans contemplated hereby; and (ii) a certificate of a senior financial officer of the Trust setting forth in reasonable detail the computations necessary to determine whether the Trust and SLT are in compliance, as at June 30, 1997, with Sections 9.07(b)-(g), 9.09, 9.10, 9.11 and 9.12 hereof as of such date and as of the end of the such period (as the case may be), in each case, on a pro forma basis, in each case, in form and substance satisfactory to the Agent; and

                  (i) all information received by the Company pursuant to
         Section 8.01 of each Acquisition Loan agreement.

Each of the Obligors will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the applicable Obligor (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Obligors have taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors (as applicable) are in compliance with Sections 9.07(b)-(g), 9.08, 9.09, 9.10, 9.11 and 9.12 hereof as of the end of the respective quarterly fiscal period or fiscal year.

         9.02 Litigation. The Obligors will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Trust, SLT or any of their Subsidiaries (including, without limitation, the Company), except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Obligors will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Obligors or any of their Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

         9.03 Existence, Etc. The Trust and SLT will cause the Company to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

         9.04 Insurance.

                  (a) The Trust and SLT will, and will cause each of their Subsidiaries (including, without limitation, the Company) to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                  (b) The Company shall require, with respect to each Acquisition Loan, the applicable Hotel Company to:

                  (A) (i) maintain with financially sound and reputable insurance companies insurance on itself and its properties in commercially reasonable amounts, and (ii) furnish to the Agent from time to time, upon written request, certificates of insurance or certified copies or abstracts of all insurance policies required under the Acquisition Loan documents and such other information relating to such insurance as the Agent may reasonably request.

                  (B) With respect to each Acquired Property, the Company shall require the applicable Hotel Company to obtain and maintain, or cause to be maintained, insurance providing at least the following coverages:

                  (i) (1) comprehensive all risk insurance on the improvements and the personal property (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the improvements owned or leased by Hotel Company and personal property or a waiver of all co-insurance provisions; and (C) providing for no deductible in excess of $50,000, and (2) flood hazards insurance if any portion of the improvements is currently or at any time in the future located in a federally designated "special flood hazard area" and earthquake insurance in amounts and in form and substance reasonably satisfactory to the Agent and the Lenders in the event the Acquired Property is located in an area with a high degree of seismic activity, or otherwise as required by the Agent and the Lenders, provided that the insurance pursuant hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 9.04(b)(B), except that the deductible on such insurance and on wind insurance if the Acquired Property is located in a coast line area, shall not be in excess of five percent (5%) of the appraised value of the Acquired Property:

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Acquired Property, including liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Acquired Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000 or such greater amount or may be generally required by institutional lenders for hotels comparable to the Acquired Property;
         (B) to continue at not less than the aforesaid limit until required to be changed by the Lenders in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

                  (iii) business income and rent loss insurance (A) covering all risks required to be covered by the insurance provided for in Section 9.04(b)(B)(i); (B) containing an extended period of indemnity endorsement which provides that from and after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve
         (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (C) in an amount equal to 100% of the projected gross income from the Acquired Property for a period of twelve (12) months, determined prior to the date hereof and at least once each year thereafter based on Company's reasonable estimate of the gross income from the Acquired Property, which estimate shall be reasonably satisfactory to the Agent and the Lenders.

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the improvements
         (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 9.04(b)(B)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 9.04(b)(B)(i),
         (3) including permission to occupy the Acquired Property, and (4) with an agreed amount endorsement or a waiver of coinsurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the state in which the Acquired Property is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and (B) in an amount for disease aggregate in respect of any work or operations on or about the Acquired Property, or in connection with the Acquired Property or its operation (if applicable), in each case reasonably required by the Agent and the Lenders;

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial general liability insurance policy required under Section 9.04(b)(B)(ii);

                  (vii) umbrella liability insurance in an amount not less than $50,000,000.00 per occurrence or such greater amount as may be generally required by institutional lenders for hotels comparable to the Acquired Property on terms consistent with the commercial general liability insurance policy required under Section 9.04(b)(B)(ii);

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $5,000,000;

                  (ix) a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) the Hotel Company's personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for the Hotel Company or (C) temporary contract employees or student interns; and

                  (x) such other insurance and in such amounts as are required pursuant to any franchise agreements or as the Agent and the Lenders from time to time may reasonably request against such other insurable hazards which are generally required by institutional lenders for hotels comparable to the Asset or which are commonly insured against for property similar to the Acquired Property located in or around the region in which it is located.

                  (c) All insurance provided for in this Section 9.04(b)(B) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of the Lenders as to insurance companies, amounts, forms, deductibles, and shall name the Agent the loss payee thereunder. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business where the Acquired Property is located and approved by Lenders. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to the Agent pursuant to Section 9.04(b)(B), certified copies of the Policies marked "premium paid" or accompanied by evidence reasonably satisfactory to the Agent of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Company to the Agent; provided, however, that in the case of renewal Policies, the Company may furnish the Agent with binders therefor to be followed by the original Policies when issued.

                  (d) All Policies of insurance provided for in Section 9.04(b)(B) shall contain clauses or endorsements to the effect that:

                  (i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to the Agent and any other party named therein as an insured; and

                  (ii) each Policy shall provide that the issuers thereof shall give written notice to the Agent if the Policy has not been renewed thirty (30) days prior to its expiration.

                  (e) The Hotel Company shall furnish, on or before thirty (30) days after the close of such Hotel Company's Fiscal Year, a statement certified by the Hotel Company or a duly authorized officer of the Hotel Company of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance, together with copies of the Policies, and, if requested by the Agent, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to the Agent.

                  (f) If the Acquired Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, or condemned or taken by eminent domain, the Hotel Company shall give prompt notice of such damage or taking to the Agent and (i) if at such time there is no Event of Default continuing, the Hotel Company shall be entitled to determine whether to repair or restore the Acquired Property, whereupon it shall promptly submit to the Agent for the Agent's approval a plan of restoration or repair of the Acquired Property and shall, upon the Agent's approval of such plan, promptly commence and diligently prosecute the completion of the repair and restoration of the Acquired Property as nearly as possible to the condition the Acquired Property was in immediately prior to such fire or other casualty or taking (the "Restoration"), or (ii) if at such time there is an Event of Default continuing, the Agent shall be entitled to determine whether the Hotel Company may repair or restore the Acquired Property. The Hotel Company shall pay all costs of such Restoration whether or not such costs are covered by insurance or any condemnation award.

         9.05  Prohibition of Fundamental Changes.

                  (a) The Trust and SLT will not, nor will it permit any of their Subsidiaries (including, without limitation, the Company) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), and will not enter into any transaction following which the Trust or an entity wholly owned by the Trust is no longer the sole general partner of SLT.

                  (b) The Trust and SLT will not, nor will it permit any of its Subsidiaries (including, without limitation, the Company) to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof, and Capital Expenditures permitted under Section 9.13 hereof.

                  (c) The Trust and SLT will not, nor will it permit any of its Subsidiaries (including, without limitation, the Company) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Property, whether now owned or hereafter acquired.

                  (d) The Trust and SLT will not permit the Company, and the Company shall not, convey, sell, lease, transfer or otherwise dispose of any of its interests in: any of the Mortgages and any of the Mortgage Notes or any of the Acquisition Loans.

         9.06 Limitation on Liens. The Company will not, and the Trust and SLT will not permit the Company to, create, incur, assume or suffer to exist any Lien upon any of the Company's Property, including, without limitation, all of the Mortgages and the Mortgage Notes, all of the Management Contracts and franchise agreements assigned to it, and all of the Acquisition Loans, whether now owned or hereafter acquired, except Liens created pursuant to the Security Documents.

         9.07 Indebtedness.

                  (a) The Company will not, and the Trust and SLT will not permit the Company to, create, incur or suffer to exist any Indebtedness except Indebtedness to the Lenders hereunder.

                  (b) The Trust and SLT will not create, incur or suffer to exist Indebtedness in excess of 65% of Market Capitalization of the Trust and SLT (without duplication).

                  (c) SLT and SLC will not create, incur or suffer to exist Indebtedness in excess of 65% of Market Capitalization of SLT and SLC (without duplication); provided, that for the purpose of determining "Indebtedness" of SLT and SLC for this computation only, "Indebtedness" between (a) SLT and the Trust and their Subsidiaries, and (b) SLC and the Corporation and their Subsidiaries, shall be excluded.

                  (d) SLT and the Trust will not, and will not create, incur or suffer to exist any Unsecured Indebtedness and/or Recourse Indebtedness, in excess of 60% of SLT and the Trust's combined net book value (without duplication), calculated in accordance with GAAP.

                  (e) SLT and SLC will not, and will not create, incur or suffer to exist any Unsecured Indebtedness and/or Recourse Indebtedness, in excess of 60% of SLT and SLC's combined net book value (without duplication), calculated in accordance with GAAP.

                  (f) SLT and the Trust will not, and will not create, incur or suffer to exist any Secured Indebtedness in excess of 60% of SLT and the Trust's combined net book value (without duplication), calculated in accordance with GAAP.

                  (g) SLT and SLC will not, and will not create, incur or suffer to exist any Secured Indebtedness in excess of 60% of SLT and SLC's combined net book value (without duplication), calculated in accordance with GAAP; provided, that for the purpose of determining "Indebtedness" of SLT and SLC for this computation only, "Indebtedness" between (a) SLT and the Trust and their Subsidiaries, and (b) SLC and the Corporation and their Subsidiaries, shall be excluded.

         9.08 Investments.

                  (a) The Company will not, and the Trust and SLT will not permit the Company to, make or permit to remain outstanding any Investments of the Company except the Acquisition Loans.

                  (b) The Trust and SLT will not make or permit to remain outstanding any Investments except:

                           (i) Investments outstanding on the date hereof;

                           (ii) operating deposit accounts with banks;

                           (iii) Permitted Investments;

                           (iv) Investments in the Company;

                           (v) Investments in the Hospitality Business and advances to Subsidiaries in the ordinary course of business;

                           (vi) Investments in businesses which are non-Hospitality

                           Businesses (without limiting clause (v) hereof) and which support the Hospitality Business (only for so long as the Trust is the general partner of SLT), not to exceed 20% of the Market Capitalization of SLT and the Trust (without duplication); and

                           (vii) Investments in businesses other than in the Hospitality Business (only for so long as the Trust is the general partner of SLT), whether or not such businesses support the Hospitality Business, not to exceed 5% of the Market Capitalization of SLT and the Trust (without duplication) .

         9.09 Payout Ratios.

                  (a) The Trust will not pay or declare Distributions in excess of the greater of (i) 95% of Funds From Operations for the most recent four consecutive calendar quarters, (ii) the amount necessary for the Trust to maintain real estate investment trust status under Section 856 of the Code, and (iii) the amount necessary for the Trust to avoid the payment of federal income or excise tax, in each case, as adjusted to give effect to the Stock Repurchase Plan.

                  (b) The Trust and the Corporation will not pay or declare Distributions in excess of the greater of (i) 95% of their combined Funds From Operations for the most recent four consecutive calendar quarters, (ii) the amount necessary for the Trust to maintain real estate investment trust status under Section 856 of the Code, and (iii) the amount necessary for the Trust and the Corporation to avoid the payment of federal income or excise tax, in each case, as adjusted to give effect to the Stock Repurchase Plan.

         9.10 Debt Service Coverage Ratio. The Trust and SLT will not permit the Debt Service Coverage Ratio to be less than 1.75 to 1.00 at any time.

         9.11 Combined Debt Service Coverage Ratio. SLT will not permit the Combined Debt Service Coverage Ratio to be less than 1.85 to 1.00 at any time.

         9.12 Tangible Net Worth. SLT will not permit its Tangible Net Worth to be less than the greater of (a) $585,000,000 and (b) 75% of Tangible Net Worth at closing, plus 75% of Net Available Proceeds from equity offerings by the Trust, calculated on a cumulative GAAP basis, as adjusted to give effect to the Stock Repurchase Plan.

         9.13 Capital Expenditures. The Company will not, and the Trust and SLT will not permit the Company to, make any Capital Expenditures.

         9.14 Governmental Approvals. The Company and each Guarantor agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Company or such Guarantor, as the case may be, to (a) comply with its obligations, and preserve its rights under, each Basic Document and (b) maintain the existence, priority and perfection of the Liens purported to be created under the Security Documents.

         9.15 Subordinated Indebtedness. Neither the Guarantors nor the Company will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

         9.16 Lines of Business. The Company will not engage in any activity except incurring Indebtedness pursuant to this Agreement and the other obligations under the other Basic Documents, making the Acquisition Loans and other activities incidental thereto. The Guarantors and their Subsidiaries will not engage to any substantial extent (subject to Section 9.08 hereof) in any line or lines of business activity other than the businesses engaged in on the date hereof.

         9.17 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Guarantors will not, nor will they permit any of their Subsidiaries (including, without limitation, the Company) to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of any Guarantor or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Guarantors may enter into transactions with Affiliates if the monetary or business consideration arising therefrom would be substantially as advantageous to the applicable Guarantor as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

         9.18 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to make the Acquisition Loans (in compliance with all applicable legal and regulatory requirements); provided that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

         9.19 Certain Obligations Respecting Subsidiaries. SLT and the Trust will take such action from time to time as shall be necessary to ensure that it owns the same percentage of the issued and outstanding voting stock of the Company as it does on the date hereof (on a fully diluted basis). SLT and the Trust will not permit any of its

Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property that would have a Material Adverse Effect on SLT, the Trust and their Subsidiaries, taken as a whole.

         9.20 Compliance with ERISA. (a) The Guarantors shall maintain each Employee Benefit Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable regulations promulgated thereunder so that no failure to so comply will cause liability to any Guarantor in excess of $5,000,000.00 or have a Material Adverse Effect. The Guarantors shall provide to the Agent, within ten (10) days of the Agent's request, any document, filing or correspondence relating to an Employee Benefit Plan which the Agent reasonably requests. The Guarantors shall also provide to the Agent, with in ten (10) days of filing or receipt, (i) any notice from the Department of Labor or Internal Revenue Services of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA,
(ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan, (iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Guarantor with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC; provided, however, that items in (i)-(iii) need only be provided if the events could result in Material Adverse Effect.

                  (b) None of the Guarantors shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Agent on behalf of the Lenders of any of its rights under this Agreement or the other Basic Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Lender to liability for a violation of ERISA or such a state statute.

                  (c) SLT and the Trust further covenant and agree to deliver to the Agent such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by the Agent in its sole discretion, that (i) none of the Guarantors is an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) none of the Guarantors is subject to state statutes applicable to any Guarantor regulating investments and fiduciary obligations of any Guarantor with respect to government plans; and
(iii) with respect to each Guarantor, at least one of the following circumstances is true:

                           (1) Equity interests in such Guarantor are publicly
                  offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                           (2) Less than 25 percent of each outstanding class of
                  equity interests in such Guarantor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                           (3) Such Guarantor qualifies as an "operating
                  company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

         9.21 Modifications of Certain Documents. None of the Obligors will consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to any Acquisition Loan, any Mortgage, any Mortgage Note or any Management Contracts or franchise agreements without the prior consent of the Agent (with the approval of the Majority Lenders), which consent and approval will not be unreasonably withheld).

         Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Company shall default in the payment of (i) any principal of any Loan when due (whether at stated maturity or at mandatory prepayment) or (ii) any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due, and such default shall continue unremedied for five days; or any Hotel Company shall default in the payment of any principal of any Acquisition Loan when due (whether at stated maturity or at mandatory or optional prepayment) or default in the payment of any interest on any Acquisition Loan, any fee or any other amount payable by it hereunder or under any other the applicable Acquisition Loan documents when due, after giving effect to applicable grace period;

                  (b) Any Hotel Company (as applicable) shall default in the performance of any of its obligations under Section 8 of the Acquisition Loan agreement to which it is a party or any other material obligation thereunder; or

                  (c) The Obligors or any of their Subsidiaries (the Obligors and such Subsidiaries herein collectively called the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its (i) other Recourse Indebtedness aggregating U.S.$5,000,000 (or the equivalent in other currencies) or more, or (ii) non-Recourse Indebtedness aggregating U.S.$50,000,000 (or the equivalent in other currencies), or (iii) non-Recourse Indebtedness representing in excess of three financings; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

                  (d) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Relevant Party, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect; or

                  (e) Any Obligor (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(e), 9.01(h), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14,
         9.15, 9.16, 9.18 or 9.21; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

                  (f) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (g) The Company shall (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a sindico, interventor, trustee, receiver, sequestrator or other custodian for itself or a substantial part of its property, or make a general assignment for the benefit of creditors;
         (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a sindico, interventor, trustee, receiver, sequestrator or other custodian for itself or for a substantial part of its property, and such sindico, interventor, trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; or (iv) permit or suffer to exist the commencement of any bankruptcy, suspension of payments, reorganization, debt arrangement or other case or proceeding under the Ley de Quiebras y Suspension de Pagos of Mexico or any other bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of itself, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (h) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or

                  (i) A proceeding or case shall be commenced, without the application or consent of the affected Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

                  (j) Any Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (k) A proceeding or case shall be commenced, without the application or consent of the affected Guarantor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Guarantor or of all or any substantial part of its Property, or (iii) similar relief in respect of such Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Guarantor shall be entered in an involuntary case under the Bankruptcy Code; or

                  (l) A final judgment or judgments for the payment of money in excess of U.S.$5,000,000 (or the equivalent in other currencies) in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (m) A Change in Control has occurred; or

                  (n) The Trust fails to remain a publicly-traded real estate investment trust or the Trust and the Corporation fail to remain in good standing with the New York Stock Exchange and with the Securities and Exchange Commission or (ii) their shares fail to continue to trade as "paired shares"; or

                  (o) (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) whether or not waived, or fail to make a required installment payment on or before the due date under
         Section 412 of the Code or Section 302 of ERISA, or (iii) any of the Guarantors or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the code or Section 406 of ERISA and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iv) any of the Guarantors or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan, or a trust established under Section 4049 of ERISA, or (v) any Guarantor shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan, or Multiemployer Plan which notice shall not have been withdrawn within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated or have a trustee appointed to administer any Plan, or (vii) any of the Guarantors or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (viii) a proceeding shall be instituted against any of the Guarantors, which proceeding is reasonably likely to succeed, to enforce Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan or Plan, any Multiemployer Plan, which could reasonably be expected to subject any of the Guarantors or any member of their respective ERISA Controlled Group to any tax, penalty or other liability

         (other than annual contributions or which is not an Event of Default otherwise under this clause) or the imposition of any lien or security interest on any of the of the Guarantors or any member of their respective ERISA Controlled Group, or (x) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, which proceeding is reasonably likely to succeed, to terminate such Plan, the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, in any event; provided, however, that events or circumstances in subclauses (i) through (x) shall only be an Event of Default if it results in or is reasonably expected to result in liability to any Guarantor in excess of $5,000,000.00 or if it has or is likely to have a Material Adverse Effect; or (xi) the assets of any Guarantor become or are deemed to be assets of an Employee Benefit Plan. No Event of Default under this clause shall be deemed to have been or be waived or corrected because of any disclosure by any Guarantor.

                  (p) The Liens created by the Security Documents shall at any time not constitute a valid and, with respect to the equity interests pledged to the Agent under the SLC Mexico Pledge Agreement or the SLT Realty Pledge Agreement, perfected Lien on the collateral intended to be covered thereby in favor of the Agent, free and clear of all other Liens (other than Liens under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

                  (q) Any license, consent, authorization, registration or approval at any time necessary to enable the Company or any Guarantor to comply with any of its obligations under this Agreement or any other Basic Document shall be revoked, withdrawn or withheld for a period in excess of 30 days after the Company or any Guarantor was notified of such revocation or withdrawal, or shall be modified or amended in a manner prejudicial, in the opinion of the Majority Lenders, to the interests of the Lenders hereunder; or

                  (r) Any governmental authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of the Company, SLC Mexico or any Hotel Company (either with or without payment of compensation); or the Company, SLC Mexico or any Hotel Company shall be prevented from exercising normal control over all or a substantial party of its Property (and the same shall continue for 15 or more days); or

                  (s) Mexico or any competent authority thereof shall declare a moratorium on the payment of indebtedness by Mexico or any governmental agency or authority thereof or corporations therein and as a consequence the Company fails to pay the Loans in U.S. dollars; or

                  (t) A reasonable basis shall exist for the assertion against any Obligor or any of their Subsidiaries, or any predecessor in interest of any Obligor or any of their Subsidiaries or Affiliates, of (or there shall have been asserted against any Obligor or any of their Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the applicable Obligor or Subsidiary, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by such Obligor or Subsidiary but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (j) or (k) of this Section 10 the Agent may, and, if so requested by the Majority Lenders, shall, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (j) or (k) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (3) in the case of the occurrence of an Event of Default referred to in clauses (a), (b), (c), (d), (e) (f), (g), (h), (i), (j), (k), (m), (n),
(p), (r) or (s), the Agent may, and if so requested by the Majority Lenders, shall, cause the Mortgages to be registered with the applicable public registry of property, at the expense of the Obligors, and the cost and expense associated with such registration shall be for the account of the Obligors and shall constitute a Guaranteed Obligation hereunder.


         Section 11. The Agent.

         11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent.

         11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, facsimile, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

         11.04 Rights as a Lender. With respect to its Commitment and the Loan made by it, (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Bancomer, S.A. were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Bancomer, S.A. in its individual capacity. Bancomer, S.A. (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Bancomer, S.A. and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         11.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Parent or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

         11.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         11.08 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a financial institution that has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         11.09 Consents under Other Basic Documents. Except as otherwise provided in Section 12.05 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.

         Section 12. Miscellaneous.

         12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         12.03 Expenses. The Company agrees to pay or reimburse each of the Lenders and the Agent for:

                  (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to Bancomer, S.A., and Borbolla y Asociados, special Mexican counsel to Bancomer, S.A.) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated);

                  (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this
         Section 12.03; and

                  (c) when required pursuant to Section 10 hereof, all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

         12.04 Indemnification. Each Obligor hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings arising from the breach, violation or non-compliance with Environmental Laws (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         12.05 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that:

                  (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the affected Lenders or by the Agent acting with the consent of all of the affected Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 12.05, (vii) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section 7 hereof, or (ix) release any Guarantor from its obligations under Section 6 hereof;

                  (b) any modification or supplement of Section 11 hereof shall require the consent of the Agent; and

                  (c) any modification or supplement of Section 6 hereof shall require the consent of each Guarantor.

         12.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.07 Assignments and Participations.

         (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

         (b) Each Lender may assign any of its Loan and its Note with the consent of the Agent and the Company (which consent shall not be unreasonably withheld); provided that (i) any assignment by a Lender to another Lender shall not require the Agent's consent; (ii) any partial assignment shall be in an amount at least equal to U.S.$10,000,000; (iii) each such assignment by a Lender of its Loan and its Note shall be made in such manner so that the same portion of its Loans and the Note is assigned to the respective assignee; and (iv) no such assignment may be made except to a financial institution that is (a) registered with the Mexican Secretaria de Hacienda y Credito Publico for purposes of Article 154, Section I of the Mexican income tax law (Ley de Impuesto Sobre la Renta) and (b) a resident for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation. Upon execution and delivery by the assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Loan specified in such instrument, and upon notice thereof to the Company and the Agent, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Loan (or portions thereof) assigned to it (in addition to the Loan, if any, theretofore held by such assignee). Upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000.

         (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it, in which event each purchaser of a participation (a "Participant") (which participation may not be made to a financial institution that is not (a) registered with the Mexican Secretaria de Hacienda y Credito Publico for purposes of Article 154, Section I of the Mexican income tax law (Ley de Impuesto Sobre la Renta) and (b) a resident for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation) shall be entitled to the rights and benefits of the provisions of Section 9.01(g) hereof with respect to its participation in such Loan as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic

Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of a Loan held by it, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan and as if such Lender were funding each of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i)) extend the date fixed for the payment of principal of or interest on the Loan or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (iv) alter the rights or obligations of the Company to prepay the Loans or (v) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.05 hereof, requires the consent of each Lender.

         (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.07, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee)
(i) assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loan and its Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

         (e) A Lender may furnish any information concerning the Obligors in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (f) Anything in this Section 12.07 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Guarantors, the Company or any of their Affiliates or Subsidiaries without the prior consent of each Lender.

         12.08 Survival. The obligations of the Company under Sections 5.01, 5.03, 5.04,12.03 and 12.04 hereof, the obligations of each Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

         12.09 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         12.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         12.11 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Obligors under this Agreement to make payment to (or for the account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section
12.11 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase such Dollars at its New York City office with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Obligors in respect of any such sum due from it to the Agent or any Lender hereunder or under any Basic Document (in this Section 12.11 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each of the Obligors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

         12.12 Governing Law. Each of the parties hereto agrees that, pursuant to New York State General Obligations Law Section 5-1401, this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

         12.13 Jurisdiction; Service of Process; Venue.

         (a) Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement, any Note, any other Basic Document or any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any suit, action, proceeding or judgment.

         (b) Each Obligor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the "Process Agent"), and each Obligor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to such Obligor shall not impair or affect the validity of such service or of any judgment based thereon. Each Obligor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

         (c) Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

         (d) Each Obligor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Basic Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (e) Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

         12.14 No Immunity. To the extent that any Obligor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Basic Document, to claim for itself or its Property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Basic Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each of the Obligors hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for purposes of such Act.

         12.15 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.16 The Trustee of the Trust. The Lenders each acknowledge and agree that the name "Starwood Lodging Trust" is a designation of the real estate investment trust and its trustees (as trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995 and as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, as the trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the Trust under the Basic Documents.

         12.17 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws of, or official communications of, Mexico, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY

                                             SLT MEXICO, S. de R.L. de C.V.

                                             By:
                                                      Title:

                                             Address for Notices:

                                             Attention:

                                             Facsimile No.:

                                             Telephone No.:

GUARANTORS

                                             STARWOOD LODGING TRUST

                                             By:
                                                      Title:

                                             Address for Notices:

                                             Attention:

                                             Facsimile No.:

                                             Telephone No.:



                                             SLT REALTY LIMITED PARTNERSHIP

                                             By:
                                                      Title:

                                             Address for Notices:

                                             Attention:

                                             Facsimile No.:

                                             Telephone No.:

LENDERS

Commitment:                                  BANCOMER, S.A., Cayman Islands
Branch

U.S.$118,750,000

                                             By:
                                                      Title:

                                             Lending Office:

                                             Address for Notices:

                                             Attention:

                                             Facsimile No.:

                                             Telephone No.:

                                             BANCOMER, S.A., as Agent

                                             By:

                                                      Title:

                                             Address for Notices to Bancomer,
                                             S.A. as Agent:

                                             Attention:

                                             Facsimile No.:

                                             Telephone No.: